Exhibit 4.2

Execution Version

NATIONAL HEALTH INVESTORS, INC.,
AS ISSUER

THE GUARANTEEING SUBSIDIARY PARTY HERETO,
THE SUBSIDIARY GUARANTORS PARTY HERETO,
AS SUBSIDIARY GUARANTORS

AND

REGIONS BANK,
AS TRUSTEE

FIFTH SUPPLEMENTAL INDENTURE
Dated as of October 10, 2025

SUPPLEMENT TO INDENTURE
DATED AS OF JANUARY 26, 2021, BETWEEN
NATIONAL HEALTH INVESTORS, INC. (AS ISSUER)
AND
REGIONS BANK (AS TRUSTEE)

FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 10, 2025, among National Health Investors, Inc. (or its permitted successor), a Maryland corporation (the “Issuer”), Care YBE Subsidiary LLC (the “Guaranteeing Subsidiary”), the Subsidiary Guarantors (as defined in the Indenture referred to herein) and Regions Bank, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture dated as of January 26, 2021 (the “Base Indenture”), by and between the Issuer and the Trustee, as supplemented by a fourth supplemental indenture, dated as of September 26, 2025 (the “Fourth Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), by and among the Issuer, the Subsidiary Guarantors and the Trustee providing for the issuance of 5.350% Senior Notes due 2033 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 901 of the Base Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article Sixteen of the Base Indenture.
3. Notices. All notices or other communications to the Guaranteeing Subsidiary shall be given as provided in Section 105 of the Indenture.
4. No Recourse Against Others. No recourse for the payment of the principal of or any premium or interest on the Notes, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any past, present or future general partner, limited partner, member, employee, incorporator, controlling person, stockholder, officer, director or agent, as such, of the Issuer, or of any of the Issuer’s predecessors or successors, either directly or through the Issuer, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders thereof and as part of the consideration for the issue of the Notes
5. Ratification of Indenture; Supplemental Indenture part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.
6. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act, that are required to be part of this Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.
7. Counterparts. This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.
8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

9. The Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

NATIONAL HEALTH INVESTORS, INC., as Issuer

By:	/s/ D. Eric Mendelsohn
Name: D. Eric Mendelsohn
Title: President and Chief Executive Officer

CARE YBE SUBSIDIARY LLC, as Guaranteeing Subsidiary

By:	/s/ D. Eric Mendelsohn
Name: D. Eric Mendelsohn
Title: President

[Signature page to Fifth Supplemental Indenture]

SUBSIDIARY GUARANTORS:

NHI/REIT, INC.
FLORIDA HOLDINGS IV, LLC
NHI REIT OF ALABAMA, L.P.
NHI-REIT OF CALIFORNIA, LP
NHI/REIT OF FLORIDA, L.P.
NHI-REIT OF GEORGIA, L.P.
NHI-REIT OF IDAHO, L.P.
NHI-REIT OF MISSOURI, LP
NHI-REIT OF SOUTH CAROLINA, L.P.
NHI-REIT OF VIRGINIA, L.P.
NHI/ANDERSON, LLC
NHI/LAURENS, LLC
TEXAS NHI INVESTORS, LLC
NHI-REIT OF OREGON, LLC
NHI-REIT OF FLORIDA, LLC
NHI-REIT OF MARYLAND, LLC
NHI-REIT OF MINNESOTA, LLC
NHI-REIT OF TENNESSEE, LLC
NHI SELAH PROPERTIES, LLC
NHI-REIT OF NORTHEAST, LLC
NHI-REIT OF WISCONSIN, LLC
NHI-REIT OF NC SPRINGS, LLC
NHI-REIT OF WASHINGTON, LLC
NHI-REIT OF NEXT HOUSE, LLC
NHI-SS TRS, LLC
NHI-BICKFORD RE, LLC
NHI-REIT OF AXEL, LLC
NHI-REIT OF MICHIGAN, LLC
NHI-REIT OF SEASIDE, LLC
NHI-REIT OF BICKFORD, LLC
NHI-REIT OF NORTH CAROLINA, LLC
NHI-REIT OF TX-IL, LLC
NHI-REIT OF COLORADO, LLC
NHI-REIT OF INDIANA, LLC
NHI-REIT OF OKLAHOMA, LLC
NHI SH PROPCO 1, LLC
NHI-REIT OF DSL PROPCO II, LLC
MYRTLE BEACH RETIREMENT RESIDENCE LLC
VOORHEES RETIREMENT RESIDENCE LLC
NHI-MERRILL I TRS, LLC
NHI-DISCOVERY I TRS, LLC
NHI-REIT OF CCWH, LLC
NHI SH OPCO 1, LLC
NHI OPCO SALISBURY MD, LLC
NHI OPCO READING PA, LLC
NHI OPCO MICHIGAN CITY IN, LLC
NHI OPCO PORTAGE IN, LLC
NHI OPCO COLUMBUS IN, LLC

[Signature page to Fifth Supplemental Indenture]

NHI OPCO VERO BEACH FL, LLC
NHI-REIT OF PROPCO I, LLC
NHI-REIT OF PROPCO II, LLC
NHI-REIT OF PROPCO III, LLC
NHI-REIT OF PROPCO IV, LLC
NHI-REIT OF PROPCO V, LLC
NHI SH PROPCO 2, LLC
NHI SH OPCO 2, LLC
NHI PROPCO REDMOND OR, LLC
NHI OPCO REDMOND OR, LLC
NHI PROPCO CENTRAL POINT OR, LLC
NHI OPCO CENTRAL POINT OR, LLC
NHI PROPCO TULSA OK, LLC
NHI OPCO TULSA OK, LLC
NHI PROPCO BROKEN ARROW OK, LLC
NHI OPCO BROKEN ARROW OK, LLC

/s/ D. Eric Mendelsohn
Name: D. Eric Mendelsohn
Title: President NHI PROPCO MEMBER LLC
/s/ D. Eric Mendelsohn
Name: D. Eric Mendelsohn
Title: Chief Executive Officer

[Signature page to Fifth Supplemental Indenture]

REGIONS BANK,
as Trustee, Registrar, Paying Agent and Transfer Agent

By:	/s/ LeVon Griffin
Name: LeVon Griffin
Title: Vice President

[Signature page to Fifth Supplemental Indenture]